UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 11, 2009

Federal Home Loan Bank of Des Moines
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51999	42-6000149
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Skywalk Level , 801 Walnut Street -- Suite 200, Des Moines, Iowa		50309
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	515-281-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This Form 8-K/A amends the Form 8-K filed by the Federal Home Loan Bank of Des Moines (the "Bank") on November 12, 2009, to provide information concerning the Committees of the Bank's Board of Directors ("Board") on which recently elected directors Chris D. Grimm, Labh S. Hira, Clair J. Lensing, Dale E. Oberkfell and John H. Robinson will serve in 2010.

On February 8, 2010 the Executive and Governance Committee of the Bank's Board appointed these directors to the following Committees:

Chris D. Grimm: Business Operations and Technology Committee; Mission, Member & Housing Committee; Risk Management Committee

Labh S. Hira: Executive & Governance Committee; Finance & Planning Committee (chair); Human Resources & Compensation Committee; Risk Management Committee

Clair J. Lensing: Audit Committee; Business Operations & Technology Committee; Mission, Member & Housing Committee

Dale E. Oberkfell: Audit Committee; Business Operations & Technology Committee (chair); Executive & Governance Committee; Finance & Planning Committee

John H. Robinson: Audit Committee; Human Resources & Compensation Committee; Mission, Member & Housing Committee

New Committee assignments for the remaining Bank directors were also made on February 8, 2010 and will be provided in the Bank's Form 10-K annual report for 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Des Moines

February 11, 2010	By:	/s/ Richard S. Swanson

Name: / Richard S. Swanson
Title: President and Chief Executive Officer